SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 28, 2003
Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)

(908) 298-4000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Schering-Plough Corporation (“Schering-Plough”) today issued a press release titled “Schering-Plough Provides Update On Previously Reported Investigation By U.S. Attorney For District Of Massachusetts.” The press release is attached to this 8-K as Exhibit 99.1.

In prior reports filed with the Securities and Exchange Commission, Schering-Plough has disclosed the investigations by the U.S. Attorney’s Office for the District of Massachusetts into its sales, marketing and clinical trial practices, among other matters. As explained in the press release, on May 28, 2003, Schering Corporation, a wholly owned and significant operating subsidiary of Schering-Plough, received a letter from that Office advising that Schering Corporation (including its subsidiaries and divisions) is a target of a federal criminal investigation with respect to four areas:

1.     Providing remuneration, such as drug samples, clinical trial grants and other items or services of value, to managed care organizations, physicians and others to induce the purchase of Schering pharmaceutical products for which payment was made through federal health care programs;

2.     Sale of misbranded or unapproved drugs, which the company understands to mean drugs promoted for indications for which approval by the U.S. Food and Drug Administration had not been obtained (so-called “off-label uses”);

3.     Submitting false pharmaceutical pricing information to the government for purposes of calculating rebates required to be paid to the Medicaid program, by failing to include prices of products under a repackaging arrangement with a managed care customer as well as the prices of free and nominally priced goods provided to that customer to induce the purchase of Schering products; and

4.     Document destruction and obstruction of justice relating to the government’s investigation.

A “target” is defined in Department of Justice guidelines as a person as to whom the prosecutor or the grand jury has substantial evidence linking him or her to the commission of a crime and who, in the judgment of the prosecutor, is a putative defendant. (U.S. Attorney’s Manual, Section 9-11.151).

As noted in the press release, Schering-Plough and Schering Corporation continue to cooperate and communicate with the U.S. Attorney’s Office on this matter.

Item 7. Financial Statements and Exhibits

(c)  Exhibits. The following exhibits are filed with this 8-K:

99.1 Press Release Dated May 30, 2003, Titled “Schering-Plough Provides Update On Previously Reported Investigation By U.S. Attorney For District Of Massachusetts”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:	/s/Thomas H. Kelly

Thomas H. Kelly Vice President and Controller

Date: May 30, 2003

Exhibit Index

The following exhibits are filed with this 8-K:

99.1 Press Release Dated May 30, 2003, Titled “Schering-Plough Provides Update On Previously Reported Investigation By U.S. Attorney For District Of Massachusetts”